Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2025 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 5, 2025) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2025.

FIRST QUARTER 2025 AND RECENT HIGHLIGHTS

•Average oil production of 475.9 MBO/d (850.7 MBOE/d)
•Net cash provided by operating activities of $2.4 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $2.5 billion
•Cash capital expenditures of $942 million
•Free Cash Flow (as defined and reconciled below) of $1.5 billion; Adjusted Free Cash Flow (as defined and reconciled below) of $1.6 billion
•Declared Q1 2025 base cash dividend of $1.00 per share payable on May 22, 2025; implies a 2.9% annualized yield based on May 2, 2025 closing share price of $136.81
•Repurchased 3,656,044 shares of common stock in Q1 2025 for $575 million excluding excise tax (at a weighted average price of $157.15 per share); repurchased 1,965,180 shares of common stock to date in Q2 2025 for $255 million excluding excise tax (at a weighted average price of $129.71 per share)
•Total Q1 2025 return of capital of $864 million; represents ~55% of Adjusted Free Cash Flow (as defined and reconciled below) from stock repurchases and the declared Q1 2025 base dividend
•As previously announced, closed acquisition of certain subsidiaries of Double Eagle IV Midco, LLC ("Double Eagle") on April 1st
•Closed drop down transaction to Viper Energy, Inc. ("Viper"), a subsidiary of Diamondback, on May 1st

UPDATED 2025 GUIDANCE HIGHLIGHTS

As a result of recent commodity price volatility, Diamondback is reducing activity in order to prioritize free cash flow generation. The Company believes this revised plan enhances capital efficiency and provides flexibility to (i) cut additional capital if prices weaken further or (ii) resume its original 2025 plan if commodity prices strengthen.

•Full year oil production of 480 - 495 MBO/d (857 - 900 MBOE/d)
•Full year 2025 cash capital expenditures guidance of $3.4 - $3.8 billion
•The Company expects to drill 385 - 435 gross (349 - 395 net) wells and complete between 475 - 550 gross (444 - 514 net) wells with an average lateral length of approximately 11,500 feet in 2025
•Q2 2025 oil production guidance of 485 - 500 MBO/d (866 - 900 MBOE/d)
•Q2 2025 cash capital expenditures guidance of $800 - $900 million

•Implies full year 2025 oil production per million dollars of cash capital expenditures ("MBO per $MM of CAPEX") of 49.4, ~10% better than the Company's original full year 2025 guidance provided in February 2025

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the first quarter of 2025.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	124	116
Delaware Basin	2	7
Total	126	123

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	116	112
Delaware Basin	2	7
Total	118	119

During the first quarter of 2025, Diamondback drilled 124 gross wells in the Midland Basin and two gross wells in the Delaware Basin. The Company turned 116 operated wells to production in the Midland Basin and seven gross wells in the Delaware Basin, with an average lateral length of 11,978 feet. Operated completions during the first quarter consisted of 30 Wolfcamp A wells, 28 Lower Spraberry wells, 22 Wolfcamp B wells, 17 Jo Mill wells, eight Middle Spraberry wells, four Dean wells, four Barnett wells, three Third Bone Spring wells, three Wolfcamp D wells, two Second Bone Spring wells and two Upper Spraberry wells.

FINANCIAL UPDATE

Diamondback's first quarter 2025 net income was $1.4 billion, or $4.83 per diluted share. Adjusted net income (as defined and reconciled below) for the first quarter was $1.3 billion, or $4.54 per diluted share.

First quarter 2025 net cash provided by operating activities was $2.4 billion.

During the first quarter of 2025, Diamondback spent $864 million on operated drilling and completions, $21 million on capital workovers and non-operated drilling and completions and $57 million on infrastructure, environmental and midstream, for total cash capital expenditures of $942 million.

First quarter 2025 Consolidated Adjusted EBITDA (as defined and reconciled below) was $2.9 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) for the first quarter was $2.8 billion.

Diamondback's first quarter 2025 Free Cash Flow (as defined and reconciled below) was $1.5 billion. Adjusted Free Cash Flow (as reconciled and defined below) for the first quarter was $1.6 billion.

First quarter 2025 average unhedged realized prices were $70.95 per barrel of oil, $2.11 per Mcf of natural gas and $23.94 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $47.77 per BOE.

Diamondback's cash operating costs for the first quarter of 2025 were $10.48 per BOE, including lease operating expenses ("LOE") of $5.33 per BOE, cash general and administrative ("G&A") expenses of $0.72 per BOE, production and ad valorem taxes of $2.98 per BOE and gathering, processing and transportation expenses of $1.45 per BOE.

As of March 31, 2025, Diamondback had $1.3 billion in standalone cash and no borrowings outstanding under its revolving credit facility, with approximately $2.5 billion available for future borrowings under the facility and approximately $3.8 billion of total liquidity. As of March 31, 2025, the Company had consolidated total debt of $14.1 billion and consolidated net debt (as defined and reconciled below) of $12.3 billion, up from consolidated total debt of $13.2 billion and consolidated net debt of $13.0 billion as of December 31, 2024.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $1.00 per common share for the first quarter of 2025 payable on May 22, 2025 to stockholders of record at the close of business on May 15, 2025.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

During the first quarter of 2025, Diamondback repurchased ~3.7 million shares of common stock at an average share price of $157.15 for a total cost of approximately $575 million, excluding excise tax. To date, Diamondback has repurchased ~30.2 million shares of common stock at an average share price of $137.55 for a total cost of approximately $4.2 billion and has approximately $1.8 billion remaining on its current share buyback authorization. Subject to factors discussed below, Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2025 GUIDANCE

Below is Diamondback's updated guidance for the full year 2025, which includes second quarter production, cash tax and capital guidance. Given recent weakness in commodity prices, the Company is reducing its activity levels and lowering its capital budget to prioritize free cash generation. Diamondback will continue to closely monitor the macro environment and has flexibility to (i) cut additional capital if prices weaken further or (ii) resume its original 2025 plan if commodity prices strengthen.

	2025 Guidance	2025 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2025 Net production - MBOE/d	857 - 900 (from 883 - 909)	74.5 - 79.0
2025 Oil production - MBO/d	480 - 495 (from 485 - 498)	41.0 - 43.5
Q2 2025 Oil production - MBO/d (total - MBOE/d)	485 - 500 (866 - 900)	40.0 - 43.0 (72.5 - 78.0)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.65 - $6.05 (from $5.90 - $6.30)
G&A
Cash G&A	$0.60 - $0.75	$0.80 - $1.00
Non-cash equity-based compensation	$0.25 - $0.35	$0.10 - $0.20
DD&A	$14.00 - $15.00	$15.50 - $16.50
Interest expense (net of interest income)	$0.40 - $0.65 (from $0.25 - $0.50)	$2.00 - $2.50
Gathering, processing and transportation	$1.40 - $1.60 (from $1.20 - $1.40)

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)	19% - 22% (from 17% - 20%)	21% - 23%
Q2 2025 Cash taxes ($ - million)(1)	$340 - $400	$10 - $15

Capital Budget ($ - million)
Operated drilling and completion	$2,780 - $3,090 (from $3,130 - $3,440)
Capital workovers, non-operated properties and science	$280 - $320
Infrastructure, environmental and midstream(2)	$340 - $390 (from $390 - $440)
2025 Total capital expenditures	$3,400 - $3,800 (from $3,800 - $4,200)
Q2 2025 Capital expenditures	$800 - $900

Gross horizontal wells drilled (net)	385 - 435 (349 - 395) (from 446 - 471 (406 - 428))
Gross horizontal wells completed (net)	475 - 550 (444 - 514) (from 557 - 592 (526 - 560))
Average lateral length (Ft.)	~11,500'
FY 2025 Midland Basin well costs per lateral foot	$550 - $590 (from $555 - $605)
FY 2025 Delaware Basin well costs per lateral foot	$860 - $910
Midland Basin completed net lateral feet (%)	~95%
Delaware Basin completed net lateral feet (%)	~5%
(1) Includes approximately $170 million of cash taxes related to the Viper dropdown transaction.
(2) Includes approximately $60 million in estimated midstream capital expenditures for the full year 2025.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2025 on Tuesday, May 6, 2025 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the recently completed Endeavor merger, the recently completed Double Eagle acquisition and other acquisitions or divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; inflationary pressures; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form

10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents ($560 million and $27 million related to Viper)	$1,816	$161
Restricted cash	225	3
Accounts receivable:
Joint interest and other, net	257	198
Oil and natural gas sales, net ($146 million and $149 million related to Viper)	1,334	1,387
Inventories	117	116
Derivative instruments	267	168
Prepaid expenses and other current assets	67	77
Total current assets	4,083	2,110
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($22,019 million and $22,666 million excluded from amortization at March 31, 2025 and December 31, 2024, respectively) ($6,097 million and $5,713 million related to Viper and $2,279 million and $2,180 million excluded from amortization related to Viper)	83,727	82,240
Other property, equipment and land	1,452	1,440
Accumulated depletion, depreciation, amortization and impairment ($1,148 million and $1,081 million related to Viper)	(20,283)	(19,208)
Property and equipment, net	64,896	64,472
Funds held in escrow	208	1
Equity method investments	383	375
Derivative instruments	61	2
Deferred income taxes, net ($249 million and $185 million related to Viper)	235	173
Other assets	200	159
Total assets	$70,066	$67,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$124	$253
Accrued capital expenditures	754	690
Current maturities of debt	914	900
Other accrued liabilities	761	1,020
Revenues and royalties payable	1,575	1,491
Derivative instruments	75	43
Income taxes payable	550	414
Total current liabilities	4,753	4,811
Long-term debt ($822 million and $1,083 million related to Viper)	12,996	12,075
Derivative instruments	93	106
Asset retirement obligations	586	573
Deferred income taxes	9,887	9,826
Other long-term liabilities	8	39
Total liabilities	28,323	27,430
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 287,287,926 and 290,984,373 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	33,125	33,501
Retained earnings (accumulated deficit)	5,352	4,238
Accumulated other comprehensive income (loss)	(7)	(6)
Total Diamondback Energy, Inc. stockholders’ equity	38,473	37,736
Non-controlling interest	3,270	2,126
Total equity	41,743	39,862
Total liabilities and stockholders' equity	$70,066	$67,292

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31,
	2025	2024
Revenues:
Oil, natural gas and natural gas liquid sales	$3,657	$2,101
Sales of purchased oil	374	116
Other operating income	17	10
Total revenues	4,048	2,227
Costs and expenses:
Lease operating expenses	408	255
Production and ad valorem taxes	228	119
Gathering, processing and transportation	111	77
Purchased oil expense	382	117
Depreciation, depletion, amortization and accretion	1,097	469
General and administrative expenses	73	46
Merger and integration expense	37	12
Other operating expenses	39	14
Total costs and expenses	2,375	1,109
Income (loss) from operations	1,673	1,118
Other income (expense):
Interest expense, net	(40)	(39)
Other income (expense), net	27	(3)
Gain (loss) on derivative instruments, net	226	(48)
Gain (loss) on extinguishment of debt	—	2
Income (loss) from equity investments, net	8	2
Total other income (expense), net	221	(86)
Income (loss) before income taxes	1,894	1,032
Provision for (benefit from) income taxes	403	223
Net income (loss)	1,491	809
Net income (loss) attributable to non-controlling interest	86	41
Net income (loss) attributable to Diamondback Energy, Inc.	$1,405	$768

Earnings (loss) per common share:
Basic	$4.83	$4.28
Diluted	$4.83	$4.28
Weighted average common shares outstanding:
Basic	289,612	178,477
Diluted	289,612	178,477

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,491	$809
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	6	52
Depreciation, depletion, amortization and accretion	1,097	469
(Gain) loss on extinguishment of debt	—	(2)
(Gain) loss on derivative instruments, net	(226)	48
Cash received (paid) on settlement of derivative instruments	85	(4)
(Income) loss from equity investment, net	(8)	(2)
Equity-based compensation expense	18	14
Other	24	16
Changes in operating assets and liabilities:
Accounts receivable	(6)	(95)
Income tax receivable	3	12
Prepaid expenses and other current assets	6	89
Accounts payable and accrued liabilities	(374)	(110)
Income taxes payable	135	70
Revenues and royalties payable	84	(35)
Other	20	3
Net cash provided by (used in) operating activities	2,355	1,334
Cash flows from investing activities:
Additions to oil and natural gas properties	(942)	(609)
Property acquisitions	(750)	(153)
Proceeds from sale of assets	41	12
Other	(2)	(1)
Net cash provided by (used in) investing activities	(1,653)	(751)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	2,277	90
Repayments under credit facilities	(2,538)	(80)
Proceeds from senior notes	1,200	—
Repayment of senior notes	—	(25)
Repurchased shares under buyback program	(575)	(42)
Proceeds from partial sale of investment in Viper Energy, Inc.	—	451
Net proceeds from Viper's issuance of common stock	1,232	—
Dividends paid to stockholders	(290)	(548)
Dividends/distributions to non-controlling interest	(95)	(44)
Other	(36)	(71)
Net cash provided by (used in) financing activities	1,175	(269)
Net increase (decrease) in cash and cash equivalents	1,877	314
Cash, cash equivalents and restricted cash at beginning of period	164	585
Cash, cash equivalents and restricted cash at end of period	$2,041	$899

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Production Data:
Oil (MBbls)	42,835	43,785	24,874
Natural gas (MMcf)	100,578	107,249	50,602
Natural gas liquids (MBbls)	16,961	19,615	8,653
Combined volumes (MBOE)(1)	76,559	81,275	41,961

Daily oil volumes (BO/d)	475,944	475,924	273,341
Daily combined volumes (BOE/d)	850,656	883,424	461,110

Average Prices:
Oil ($ per Bbl)	$70.95	$69.48	$75.06
Natural gas ($ per Mcf)	$2.11	$0.48	$0.99
Natural gas liquids ($ per Bbl)	$23.94	$19.27	$21.26
Combined ($ per BOE)	$47.77	$42.71	$50.07

Oil, hedged ($ per Bbl)(2)	$70.06	$68.72	$74.13
Natural gas, hedged ($ per Mcf)(2)	$3.34	$0.82	$1.36
Natural gas liquids, hedged ($ per Bbl)(2)	$23.94	$19.27	$21.26
Average price, hedged ($ per BOE)(2)	$48.89	$42.76	$49.97

Average Costs per BOE:
Lease operating expenses	$5.33	$5.67	$6.08
Production and ad valorem taxes	2.98	2.77	2.84
Gathering, processing and transportation expense	1.45	1.17	1.84
General and administrative - cash component	0.72	0.69	0.76
Total operating expense - cash	$10.48	$10.30	$11.52

General and administrative - non-cash component	$0.24	$0.20	$0.34
Depreciation, depletion, amortization and accretion	$14.33	$14.22	$11.18
Interest expense, net	$0.52	$0.42	$0.93
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, if any, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expenses, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net income (loss) attributable to Diamondback Energy, Inc.	$1,405	$1,074	$768
Net income (loss) attributable to non-controlling interest	86	216	41
Net income (loss)	1,491	1,290	809
Non-cash (gain) loss on derivative instruments, net	(141)	(51)	44
Interest expense, net	40	34	39
Depreciation, depletion, amortization and accretion	1,097	1,156	469
Depreciation and interest expense related to equity method investments	21	30	23
(Gain) loss on extinguishment of debt	—	—	(2)
Non-cash equity-based compensation expense	23	24	21
Capitalized equity-based compensation expense	(5)	(8)	(7)
Merger and integration expenses	37	30	12
Other non-cash transactions	(19)	2	2
Provision for (benefit from) income taxes	403	115	223
Consolidated Adjusted EBITDA	2,947	2,622	1,633
Less: Adjustment for non-controlling interest	146	118	86
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,801	$2,504	$1,547

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, if any, merger and integration expense, other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31, 2025
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$1,405	$4.83
Net income (loss) attributable to non-controlling interest	86	0.30
Net income (loss)(1)	1,491	5.13
Non-cash (gain) loss on derivative instruments, net	(141)	(0.49)
Merger and integration expense	37	0.13
Other non-cash transactions	(19)	(0.07)
Adjusted net income excluding above items(1)	1,368	4.70
Income tax adjustment for above items	26	0.09
Adjusted net income(1)	1,394	4.79
Less: Adjusted net income attributable to non-controlling interest	74	0.25
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$1,320	$4.54

Weighted average common shares outstanding:
Basic		289,612
Diluted		289,612
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $6 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES AND FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring tax impacts from divestitures, merger and integration expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes and Free Cash Flow
(unaudited, in millions)
	Three Months Ended
	March 31, 2025	December 31, 2024
Net cash provided by operating activities	$2,355	$2,341
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(6)	(103)
Income tax receivable	3	(3)
Prepaid expenses and other current assets	6	(24)
Accounts payable and accrued liabilities	(374)	114
Income taxes payable	135	138
Revenues and royalties payable	84	59
Other	20	(100)
Total working capital changes	(132)	81
Operating cash flow before working capital changes	2,487	2,260
Additions to oil and natural gas properties	(942)	(933)
Total Cash CAPEX	(942)	(933)
Free Cash Flow	1,545	1,327
Merger and integration expenses	37	30
Treasury locks	1	—
Adjusted Free Cash Flow	$1,583	$1,357

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	March 31, 2025	Net Q1 Principal Borrowings/(Repayments)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in millions)
Diamondback Energy, Inc.(1)	$13,269	$1,200	$12,069	$12,284	$11,169	$5,669
Viper Energy, Inc.(1)	830	(261)	1,091	830	1,007	1,103
Total debt	14,099	$939	13,160	13,114	12,176	6,772
Cash and cash equivalents	(1,816)		(161)	(370)	(6,908)	(896)
Net debt	$12,283		$12,999	$12,744	$5,268	$5,876
(1)    Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.

DERIVATIVES

As of May 2, 2025, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy, Inc. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Long Puts - Crude Brent Oil	50,000	36,000	21,000	4,000
Long Put Price ($/Bbl)	$58.30	$56.39	$55.00	$55.00
Deferred Premium ($/Bbl)	$-1.50	$-1.50	$-1.47	$-1.45
Long Puts - WTI (Magellan East Houston)	96,000	102,000	65,000	15,000
Long Put Price ($/Bbl)	$55.10	$54.75	$54.62	$55.00
Deferred Premium ($/Bbl)	$-1.59	$-1.61	$-1.63	$-1.66
Long Puts - WTI (Cushing)	152,000	146,000	86,000	25,000
Long Put Price ($/Bbl)	$55.53	$54.40	$53.98	$55.00
Deferred Premium ($/Bbl)	$-1.59	$-1.55	$-1.55	$-1.32
Basis Swaps - WTI (Midland)	71,000	76,000	76,000	—
	$1.05	$1.05	$1.05	—
Roll Swaps - WTI	25,000	25,000	25,000	—
	$0.93	$0.93	$0.93	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2025	Q3 2025	Q4 2025	FY 2026	FY 2027
Costless Collars - Henry Hub	690,000	690,000	690,000	620,000	40,000
Floor Price ($/Mmbtu)	$2.49	$2.49	$2.49	$2.77	$3.00
Ceiling Price ($/Mmbtu)	$5.28	$5.28	$5.28	$6.33	$6.65
Natural Gas Basis Swaps - Waha Hub	610,000	610,000	610,000	460,000	240,000
	$-0.88	$-0.88	$-0.88	$-1.62	$-1.48
Natural Gas Basis Swaps - Houston Ship Channel	13,407	20,000	20,000	40,000	—
	$-0.49	$-0.49	$-0.49	$-0.37	—

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com